Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Fourth Quarter 2014

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Table of Contents

Page

Consolidated Balance Sheets	1

Consolidated Statements of Income	2

Selected Ratios and Other Information	4

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	5

Loans	8

Deposits	9

Pre-Tax Pre-Provision Income (“PPI”) and Adjusted PPI	10

Non-Interest Income, Mortgage Income and Wealth Management Income	11

Non-Interest Expense	12

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	13
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	15
Early and Late Stage Delinquencies	16
Troubled Debt Restructurings	17

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, and Adjusted Non-Interest Income / Expense	18
Return Ratios, Tangible Common Ratios and Capital	19

Statements of Discontinued Operations	21

Forward-Looking Statements	22

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Assets:
Cash and due from banks	$1,601	$1,770	$2,094	$2,072	$1,661
Interest-bearing deposits in other banks	2,303	2,993	2,705	3,114	3,612
Federal funds sold and securities purchased under agreements to resell	100	20	20	10	—
Trading account securities	106	103	100	117	111
Securities held to maturity	2,175	2,222	2,275	2,317	2,353
Securities available for sale	22,580	22,379	21,963	21,615	21,485
Loans held for sale	541	504	514	395	1,055
Loans, net of unearned income	77,307	76,607	76,513	75,680	74,609
Allowance for loan losses	(1,103)	(1,178)	(1,229)	(1,261)	(1,341)
Net loans	76,204	75,429	75,284	74,419	73,268
Other interest-earning assets	67	91	65	86	86
Premises and equipment, net	2,193	2,192	2,194	2,194	2,216
Interest receivable	310	310	308	316	313
Goodwill	4,816	4,816	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	257	277	276	288	297
Other identifiable intangible assets	275	287	281	294	295
Other assets	6,151	5,833	5,824	5,880	5,828
Total assets	$119,679	$119,226	$118,719	$117,933	$117,396
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$31,747	$31,388	$31,277	$31,154	$30,083
Interest-bearing	62,453	62,742	62,545	62,239	62,370
Total deposits	94,200	94,130	93,822	93,393	92,453
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,753	1,893	1,818	1,981	2,182
Other short-term borrowings	500	—	—	—	—
Total short-term borrowings	2,253	1,893	1,818	1,981	2,182
Long-term borrowings	3,462	3,813	3,824	4,226	4,830
Total borrowed funds	5,715	5,706	5,642	6,207	7,012
Other liabilities	2,775	2,230	2,226	2,201	2,163
Total liabilities	102,690	102,066	101,690	101,801	101,628
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	884	900	920	442	450
Common stock	14	14	14	14	14
Additional paid-in capital	18,767	19,069	19,121	19,179	19,216
Retained earnings (deficit)	(1,061)	(1,272)	(1,597)	(1,897)	(2,216)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(238)	(174)	(52)	(229)	(319)
Total stockholders’ equity	16,989	17,160	17,029	16,132	15,768
Total liabilities and stockholders’ equity	$119,679	$119,226	$118,719	$117,933	$117,396

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Interest income on:
Loans, including fees	$736	$736	$737	$732	$758
Securities—taxable	151	154	156	154	151
Loans held for sale	5	5	4	8	6
Trading account securities	1	—	—	2	1
Other interest-earning assets	1	2	2	2	1
Total interest income	894	897	899	898	917
Interest expense on:
Deposits	27	26	25	27	29
Short-term borrowings	1	—	1	—	—
Long-term borrowings	46	50	51	55	56
Total interest expense	74	76	77	82	85
Net interest income	820	821	822	816	832
Provision for loan losses	8	24	35	2	79
Net interest income after provision for loan losses	812	797	787	814	753
Non-interest income:
Service charges on deposit accounts	167	181	174	173	185
Card and ATM fees	86	85	84	79	80
Mortgage income	27	39	43	40	43
Securities gains, net	12	7	6	2	—
Other	156	166	150	144	218
Total non-interest income	448	478	457	438	526
Non-interest expense:
Salaries and employee benefits	456	456	443	455	464
Net occupancy expense	93	92	90	93	91
Furniture and equipment expense	74	73	70	70	71
Other	346	205	217	199	320
Total non-interest expense	969	826	820	817	946
Income from continuing operations before income taxes	291	449	424	435	333
Income tax expense	77	127	125	128	92
Income from continuing operations	214	322	299	307	241
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(5)	5	2	19	(25)
Income tax expense (benefit)	(2)	2	1	7	(11)
Income (loss) from discontinued operations, net of tax	(3)	3	1	12	(14)
Net income	$211	$325	$300	$319	$227
Net income from continuing operations available to common shareholders	$198	$302	$291	$299	$233
Net income available to common shareholders	$195	$305	$292	$311	$219
Weighted-average shares outstanding—during quarter:
Basic	1,365	1,378	1,378	1,378	1,378
Diluted	1,377	1,389	1,390	1,390	1,395
Actual shares outstanding—end of quarter	1,354	1,379	1,378	1,378	1,378
Earnings per common share from continuing operations:
Basic	$0.14	$0.22	$0.21	$0.22	$0.17
Diluted	$0.14	$0.22	$0.21	$0.21	$0.17
Earnings per common share:
Basic	$0.14	$0.22	$0.21	$0.23	$0.16
Diluted	$0.14	$0.22	$0.21	$0.22	$0.16
Cash dividends declared per common share	$0.05	$0.05	$0.05	$0.03	$0.03
Taxable-equivalent net interest income from continuing operations	$837	$837	$837	$831	$846

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Statements of Income (Continued) (unaudited)

	Year Ended December 31
($ amounts in millions, except per share data)	2014	2013
Interest income on:
Loans, including fees	$2,941	$3,005
Securities—taxable	615	603
Loans held for sale	22	29
Trading account securities	3	3
Other interest-earning assets	7	6
Total interest income	3,588	3,646
Interest expense on:
Deposits	105	135
Short-term borrowings	2	2
Long-term borrowings	202	247
Total interest expense	309	384
Net interest income	3,279	3,262
Provision for loan losses	69	138
Net interest income after provision for loan losses	3,210	3,124
Non-interest income:
Service charges on deposit accounts	695	734
Card and ATM fees	334	319
Mortgage income	149	236
Securities gains, net	27	26
Other	616	704
Total non-interest income	1,821	2,019
Non-interest expense:
Salaries and employee benefits	1,810	1,818
Net occupancy expense	368	365
Furniture and equipment expense	287	280
Other	967	1,093
Total non-interest expense	3,432	3,556
Income from continuing operations before income taxes	1,599	1,587
Income tax expense	457	452
Income from continuing operations	1,142	1,135
Discontinued operations:
Income (loss) from discontinued operations before income taxes	21	(24)
Income tax expense (benefit)	8	(11)
Income (loss) from discontinued operations, net of tax	13	(13)
Net income	$1,155	$1,122
Net income from continuing operations available to common shareholders	$1,090	$1,103
Net income available to common shareholders	$1,103	$1,090
Weighted-average shares outstanding—during year:
Basic	1,375	1,395
Diluted	1,387	1,410
Actual shares outstanding—end of period	1,354	1,378
Earnings per common share from continuing operations:
Basic	$0.79	$0.79
Diluted	$0.79	$0.78
Earnings per common share:
Basic	$0.80	$0.78
Diluted	$0.80	$0.77
Cash dividends declared per common share	$0.18	$0.10
Taxable-equivalent net interest income from continuing operations	$3,342	$3,316

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Return on average assets from continuing operations*	0.66%	1.01%	0.99%	1.03%	0.79%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	6.78%	10.78%	10.68%	11.84%	8.58%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	67.5%	63.6%	64.2%	66.9%	66.3%
Common book value per share	$11.89	$11.79	$11.69	$11.38	$11.12
Tangible common book value per share (non-GAAP) (1)	$8.26	$8.23	$8.12	$7.81	$7.54
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.75%	9.92%	9.84%	9.53%	9.24%
Tier 1 common equity risk-based ratio (non-GAAP) (1)(2)	11.6%	11.8%	11.6%	11.4%	11.2%
Basel III common equity Tier 1 ratio (non-GAAP) (1)(2)	11.1%	11.2%	11.0%	10.8%	10.6%
Tier 1 capital ratio (2)	12.5%	12.7%	12.5%	11.8%	11.7%
Total risk-based capital ratio (2)	15.2%	15.5%	15.3%	14.9%	14.7%
Leverage ratio (2)	10.9%	11.0%	10.8%	10.2%	10.0%
Allowance for loan losses as a percentage of loans, net of unearned income	1.43%	1.54%	1.61%	1.67%	1.80%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.33x	1.41x	1.37x	1.18x	1.24x
Net interest margin (FTE) from continuing operations*	3.17%	3.18%	3.24%	3.26%	3.26%
Loans, net of unearned income, to total deposits	82.1%	81.4%	81.6%	81.0%	80.7%
Net charge-offs as a percentage of average loans*	0.42%	0.39%	0.35%	0.44%	1.46%
Adjusted net charge-offs as a percentage of average loans (non-GAAP)* (1)	0.42%	0.39%	0.35%	0.44%	0.67%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.07%	1.09%	1.17%	1.41%	1.45%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.28%	1.30%	1.37%	1.63%	1.74%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (3)	1.57%	1.61%	1.69%	1.97%	2.08%
Associate headcount (4)	23,723	23,599	23,416	23,687	24,255
ATMs	1,997	1,995	1,990	2,002	2,029

Branch Statistics
Full service	1,584	1,589	1,592	1,592	1,624
Drive-thru/transaction service only	82	82	81	81	81
Total branch outlets	1,666	1,671	1,673	1,673	1,705

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 14 and 18-20.

(2)	Current quarter Tier 1 common, Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(4)	Reflects the number of active full-time and part-time associates as of the last pay period of the month.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	12/31/2014			9/30/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$20	$—	0.86%	$4	$—	0.86%
Trading account securities	103	1	3.70	101	—	0.94
Securities:
Taxable	24,590	151	2.44	24,264	154	2.51
Tax-exempt	2	—	—	3	—	—
Loans held for sale	480	5	3.74	512	5	3.95
Loans, net of unearned income:
Commercial and industrial	32,484	289	3.54	31,255	285	3.61
Commercial real estate mortgage—owner-occupied	8,466	104	4.89	8,886	110	4.89
Commercial real estate construction—owner-occupied	367	4	4.23	351	4	4.12
Commercial investor real estate mortgage	4,837	37	3.05	5,071	39	3.08
Commercial investor real estate construction	2,032	17	3.17	1,876	15	3.27
Residential first mortgage	12,273	121	3.91	12,212	122	3.97
Home equity	10,939	100	3.60	10,999	99	3.59
Indirect	3,627	31	3.41	3,504	30	3.39
Consumer credit card	975	28	11.23	952	27	11.33
Other consumer	1,182	22	7.40	1,173	21	7.12
Total loans, net of unearned income	77,182	753	3.87	76,279	752	3.91
Other interest-earning assets	2,387	1	0.25	3,266	2	0.25
Total interest-earning assets	104,764	911	3.45	104,429	913	3.47
Allowance for loan losses	(1,162)			(1,214)
Cash and due from banks	1,805			1,781
Other non-earning assets	13,835			13,792
	$119,242			$118,788
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings (1)	$6,635	3	0.12	$6,639	1	0.12
Interest-bearing checking	21,003	5	0.10	20,944	5	0.10
Money market (1)	25,752	7	0.11	26,348	7	0.11
Time deposits	8,683	12	0.58	8,856	13	0.56
Total interest-bearing deposits (2)	62,073	27	0.17	62,787	26	0.17
Federal funds purchased and securities sold under agreements to repurchase	1,872	1	0.09	1,796	—	0.06
Other short-term borrowings	163	—	0.20	—	—	—
Long-term borrowings	3,618	46	5.07	3,820	50	5.12
Total interest-bearing liabilities	67,726	74	0.43	68,403	76	0.44
Non-interest-bearing deposits (2)	31,951	—	—	31,184	—	—
Total funding sources	99,677	74	0.29	99,587	76	0.30
Net interest spread			3.02			3.03
Other liabilities	2,385			2,168
Stockholders’ equity	17,180			17,033
	$119,242			$118,788
Net interest income/margin FTE basis		$837	3.17%		$837	3.18%
_______

(1)
In the fourth quarter of 2014, approximately $214 million of average IRA account balances were reclassified from money market to savings. Prior period amounts have been revised to conform to the current period classification.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% and 0.11% for the quarters ended December 31, 2014 and September 30, 2014 , respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	6/30/2014			3/31/2014			12/31/2013
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$16	$—	0.86%	$9	$—	0.86%	$—	$—	—%
Trading account securities	115	—	0.76	111	2	6.31	110	1	3.86
Securities:
Taxable	23,856	156	2.62	23,872	154	2.62	23,771	151	2.52
Tax-exempt	3	—	—	4	—	—	5	—	—
Loans held for sale	413	4	3.96	854	8	3.89	625	6	3.94
Loans, net of unearned income:
Commercial and industrial	31,058	284	3.68	29,993	278	3.75	29,950	287	3.81
Commercial real estate mortgage—owner-occupied	9,170	111	4.85	9,391	111	4.81	9,613	116	4.81
Commercial real estate construction—owner-occupied	357	4	4.09	341	3	4.00	302	3	3.86
Commercial investor real estate mortgage	5,296	42	3.20	5,287	45	3.42	5,405	47	3.46
Commercial investor real estate construction	1,822	15	3.18	1,524	12	3.28	1,426	13	3.44
Residential first mortgage	12,137	121	3.99	12,127	122	4.07	12,752	126	3.92
Home equity	11,106	100	3.62	11,216	101	3.64	11,311	102	3.59
Indirect	3,376	29	3.46	3,189	29	3.66	3,014	29	3.77
Consumer credit card	926	25	11.10	926	26	11.23	910	28	11.83
Other consumer	1,142	21	7.31	1,145	20	7.26	1,160	21	7.21
Total loans, net of unearned income	76,390	752	3.95	75,139	747	4.03	75,843	772	4.04
Other interest-earning assets	2,844	2	0.25	3,469	2	0.25	2,579	1	0.24
Total interest-earning assets	103,637	914	3.54	103,458	913	3.58	102,933	931	3.59
Allowance for loan losses	(1,246)			(1,321)			(1,512)
Cash and due from banks	1,767			1,817			1,807
Other non-earning assets	13,838			13,874			13,735
	$117,996			$117,828			$116,963
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings (1)	$6,673	2	0.11	$6,434	2	0.12	$6,245	2	0.10
Interest-bearing checking	20,476	4	0.09	20,791	5	0.09	19,815	4	0.09
Money market (1)	25,907	7	0.10	26,013	8	0.13	25,885	8	0.13
Time deposits	9,067	12	0.52	9,419	12	0.53	9,888	15	0.59
Total interest-bearing deposits (2)	62,123	25	0.16	62,657	27	0.17	61,833	29	0.19
Federal funds purchased and securities sold under agreements to repurchase	2,017	1	0.09	2,097	—	0.08	2,021	—	0.07
Other short-term borrowings	54	—	0.23	—	—	—	159	—	0.20
Long-term borrowings	4,161	51	4.98	4,643	55	4.78	4,840	56	4.56
Total interest-bearing liabilities	68,355	77	0.45	69,397	82	0.48	68,853	85	0.49
Non-interest-bearing deposits (2)	30,866	—	—	30,268	—	—	30,218	—	—
Total funding sources	99,221	77	0.31	99,665	82	0.33	99,071	85	0.34
Net interest spread			3.09			3.10			3.10
Other liabilities	2,107			2,162			2,386
Stockholders’ equity	16,668			16,001			15,506
	$117,996			$117,828			$116,963
Net interest income/margin FTE basis		$837	3.24%		$831	3.26%		$846	3.26%
_______

(1)
In the fourth quarter of 2014, approximately $214 million of average IRA account balances were reclassified from money market to savings. Prior period amounts have been revised to conform to the current period classification.

(2) Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11%, 0.12%, and 0.12% for the quarters ended June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Year Ended December 31
	2014			2013
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$12	$—	0.86%	$—	$—	—%
Trading account securities	107	3	2.92	114	3	2.24
Securities:
Taxable	24,148	615	2.55	25,349	603	2.38
Tax-exempt	3	—	—	6	—	—
Loans held for sale	564	22	3.89	864	29	3.41
Loans, net of unearned income:
Commercial and industrial	31,205	1,136	3.64	28,667	1,103	3.85
Commercial real estate mortgage—owner-occupied	8,975	436	4.86	9,767	462	4.73
Commercial real estate construction—owner-occupied	354	15	4.11	328	15	4.45
Commercial investor real estate mortgage	5,121	163	3.19	5,959	211	3.54
Commercial investor real estate construction	1,815	59	3.22	1,180	42	3.55
Residential first mortgage	12,188	486	3.99	12,827	513	4.00
Home equity	11,064	400	3.61	11,450	413	3.61
Indirect	3,426	119	3.47	2,715	109	4.00
Consumer credit card	945	106	11.23	878	107	12.14
Other consumer	1,160	84	7.27	1,153	84	7.31
Total loans, net of unearned income	76,253	3,004	3.94	74,924	3,059	4.08
Other interest-earning assets	2,989	7	0.25	2,428	6	0.25
Total interest-earning assets	104,076	3,651	3.51	103,685	3,700	3.57
Allowance for loan losses	(1,235)			(1,680)
Cash and due from banks	1,793			1,775
Other non-earning assets	13,834			14,025
	$118,468			$117,805
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings (1)	$6,596	8	0.12	$6,226	6	0.10
Interest-bearing checking	20,804	19	0.09	19,873	19	0.10
Money market (1)	26,006	29	0.11	25,768	35	0.13
Time deposits	9,003	49	0.55	11,148	75	0.67
Total interest-bearing deposits (2)	62,409	105	0.17	63,015	135	0.21
Federal funds purchased and securities sold under agreements to repurchase	1,944	2	0.08	2,020	2	0.08
Other short-term borrowings	55	—	0.21	219	—	0.19
Long-term borrowings	4,057	202	4.98	5,206	247	4.75
Total interest-bearing liabilities	68,465	309	0.45	70,460	384	0.54
Non-interest-bearing deposits (2)	31,072	—	—	29,631	—	—
Total funding sources	99,537	309	0.31	100,091	384	0.38
Net interest spread			3.06			3.03
Other liabilities	2,206			2,212
Stockholders’ equity	16,725			15,502
	$118,468			$117,805
Net interest income/margin FTE basis		$3,342	3.21%		$3,316	3.20%
_______

(1)
In 2014, approximately $207 million of average IRA account balances were reclassified from money market to savings. Prior period amounts have been revised to conform to the current period classification.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% and 0.15% for the years ended December 31, 2014 and 2013, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Loans

	As of
						12/31/2014		12/31/2014
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	vs. 9/30/2014		vs. 12/31/2013
Commercial and industrial	$32,732	$31,857	$31,354	$30,466	$29,413	$875	2.7%	$3,319	11.3%
Commercial real estate mortgage—owner-occupied	8,263	8,666	9,024	9,257	9,495	(403)	(4.7)%	(1,232)	(13.0)%
Commercial real estate construction—owner-occupied	407	350	366	375	310	57	16.3%	97	31.3%
Total commercial	41,402	40,873	40,744	40,098	39,218	529	1.3%	2,184	5.6%
Commercial investor real estate mortgage	4,680	4,940	5,193	5,338	5,318	(260)	(5.3)%	(638)	(12.0)%
Commercial investor real estate construction	2,133	1,878	1,780	1,654	1,432	255	13.6%	701	49.0%
Total investor real estate	6,813	6,818	6,973	6,992	6,750	(5)	(0.1)%	63	0.9%
Residential first mortgage	12,315	12,264	12,187	12,136	12,163	51	0.4%	152	1.2%
Home equity—first lien	6,195	6,114	6,068	6,008	5,998	81	1.3%	197	3.3%
Home equity—second lien	4,737	4,854	4,996	5,140	5,296	(117)	(2.4)%	(559)	(10.6)%
Indirect	3,642	3,543	3,422	3,253	3,075	99	2.8%	567	18.4%
Consumer credit card	1,009	964	945	917	948	45	4.7%	61	6.4%
Other consumer	1,194	1,177	1,178	1,136	1,161	17	1.4%	33	2.8%
Total consumer	29,092	28,916	28,796	28,590	28,641	176	0.6%	451	1.6%
Total Loans	$77,307	$76,607	$76,513	$75,680	$74,609	$700	0.9%	$2,698	3.6%

	Average Balances
($ amounts in millions)	4Q14	3Q14	2Q14	1Q14	4Q13	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Commercial and industrial	$32,484	$31,255	$31,058	$29,993	$29,950	$1,229	3.9%	$2,534	8.5%
Commercial real estate mortgage—owner-occupied	8,466	8,886	9,170	9,391	9,613	(420)	(4.7)%	(1,147)	(11.9)%
Commercial real estate construction—owner-occupied	367	351	357	341	302	16	4.6%	65	21.5%
Total commercial	41,317	40,492	40,585	39,725	39,865	825	2.0%	1,452	3.6%
Commercial investor real estate mortgage	4,837	5,071	5,296	5,287	5,405	(234)	(4.6)%	(568)	(10.5)%
Commercial investor real estate construction	2,032	1,876	1,822	1,524	1,426	156	8.3%	606	42.5%
Total investor real estate	6,869	6,947	7,118	6,811	6,831	(78)	(1.1)%	38	0.6%
Residential first mortgage (1)	12,273	12,212	12,137	12,127	12,752	61	0.5%	(479)	(3.8)%
Home equity—first lien	6,161	6,096	6,052	6,014	5,963	65	1.1%	198	3.3%
Home equity—second lien	4,778	4,903	5,054	5,202	5,348	(125)	(2.5)%	(570)	(10.7)%
Indirect	3,627	3,504	3,376	3,189	3,014	123	3.5%	613	20.3%
Consumer credit card	975	952	926	926	910	23	2.4%	65	7.1%
Other consumer	1,182	1,173	1,142	1,145	1,160	9	0.8%	22	1.9%
Total consumer	28,996	28,840	28,687	28,603	29,147	156	0.5%	(151)	(0.5)%
Total Loans	$77,182	$76,279	$76,390	$75,139	$75,843	$903	1.2%	$1,339	1.8%

End of Period Loan Portfolio Balances by Percentage					As of
					12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Commercial and industrial					42.4%	41.6%	41.0%	40.3%	39.4%
Commercial real estate mortgage—owner-occupied					10.7%	11.3%	11.8%	12.2%	12.8%
Commercial real estate construction—owner-occupied					0.5%	0.5%	0.5%	0.5%	0.4%
Total commercial					53.6%	53.4%	53.3%	53.0%	52.6%
Commercial investor real estate mortgage					6.0%	6.4%	6.8%	7.0%	7.1%
Commercial investor real estate construction					2.8%	2.5%	2.3%	2.2%	1.9%
Total investor real estate					8.8%	8.9%	9.1%	9.2%	9.0%
Residential first mortgage					15.9%	16.0%	15.9%	16.0%	16.3%
Home equity—first lien					8.0%	8.0%	7.9%	8.0%	8.0%
Home equity—second lien					6.1%	6.3%	6.6%	6.8%	7.1%
Indirect					4.7%	4.6%	4.5%	4.3%	4.1%
Consumer credit card					1.3%	1.3%	1.2%	1.2%	1.3%
Other consumer					1.6%	1.5%	1.5%	1.5%	1.6%
Total consumer					37.6%	37.7%	37.6%	37.8%	38.4%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

(1)
Regions transferred approximately $686 million of primarily performing restructured residential first mortgage loans to held for sale at the end of the fourth quarter of 2013. This transaction impacts the fourth quarter 2014 to fourth quarter 2013 and first quarter 2014 to fourth quarter 2013 average balance variances.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Deposits

	As of
						12/31/2014		12/31/2014
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	vs. 9/30/2014		vs. 12/31/2013
Customer Deposits
Interest-free deposits	$31,747	$31,388	$31,277	$31,154	$30,083	$359	1.1%	$1,664	5.5%
Interest-bearing checking	21,544	21,152	21,159	20,605	20,789	392	1.9%	755	3.6%
Savings(1)	6,653	6,597	6,646	6,664	6,250	56	0.8%	403	6.4%
Money market—domestic(1)	25,396	25,983	25,566	25,529	25,435	(587)	(2.3)%	(39)	(0.2)%
Money market—foreign	265	243	223	222	220	22	9.1%	45	20.5%
Low-cost deposits	85,605	85,363	84,871	84,174	82,777	242	0.3%	2,828	3.4%
Time deposits	8,595	8,767	8,951	9,219	9,608	(172)	(2.0)%	(1,013)	(10.5)%
Total customer deposits	94,200	94,130	93,822	93,393	92,385	70	0.1%	1,815	2.0%
Corporate Treasury Deposits
Time deposits	—	—	—	—	68	—	NM	(68)	(100.0)%
Total Deposits	$94,200	$94,130	$93,822	$93,393	$92,453	$70	0.1%	$1,747	1.9%

	Average Balances
($ amounts in millions)	4Q14	3Q14	2Q14	1Q14	4Q13	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Customer Deposits
Interest-free deposits	$31,951	$31,184	$30,866	$30,268	$30,218	$767	2.5%	$1,733	5.7%
Interest-bearing checking	21,003	20,944	20,476	20,791	19,815	59	0.3%	1,188	6.0%
Savings(1)	6,635	6,639	6,673	6,434	6,245	(4)	(0.1)%	390	6.2%
Money market—domestic(1)	25,506	26,095	25,684	25,788	25,638	(589)	(2.3)%	(132)	(0.5)%
Money market—foreign	246	253	223	225	247	(7)	(2.8)%	(1)	(0.4)%
Low-cost deposits	85,341	85,115	83,922	83,506	82,163	226	0.3%	3,178	3.9%
Time deposits	8,683	8,856	9,067	9,417	9,843	(173)	(2.0)%	(1,160)	(11.8)%
Total customer deposits	94,024	93,971	92,989	92,923	92,006	53	0.1%	2,018	2.2%
Corporate Treasury Deposits
Time deposits	—	—	—	2	45	—	NM	(45)	(100.0)%
Total Deposits	$94,024	$93,971	$92,989	$92,925	$92,051	$53	0.1%	$1,973	2.1%

					As of
End of Period Deposits by Percentage					12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Customer Deposits
Interest-free deposits					33.7%	33.3%	33.3%	33.4%	32.5%
Interest-bearing checking					22.9%	22.5%	22.6%	22.1%	22.5%
Savings(1)					7.0%	7.0%	7.1%	7.1%	6.8%
Money market—domestic(1)					27.0%	27.6%	27.3%	27.3%	27.5%
Money market—foreign					0.3%	0.3%	0.2%	0.2%	0.2%
Low-cost deposits					90.9%	90.7%	90.5%	90.1%	89.5%
Time deposits					9.1%	9.3%	9.5%	9.9%	10.4%
Total customer deposits					100.0%	100.0%	100.0%	100.0%	99.9%
Corporate Treasury Deposits
Time deposits					—%	—%	—%	—%	0.1%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

(1)
In the fourth quarter of 2014, approximately $219 million and $214 million of period end and average IRA account balances, respectively, were reclassified from money market to savings. Prior period amounts have been revised to conform to the current period classification.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items to PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Net income from continuing operations available to common shareholders (GAAP)	$198	$302	$291	$299	$233	$(104)	(34.4)%	$(35)	(15.0)%
Preferred dividends (GAAP)(1)	16	20	8	8	8	(4)	(20.0)%	8	100.0%
Income tax expense (GAAP)	77	127	125	128	92	(50)	(39.4)%	(15)	(16.3)%
Income from continuing operations before income taxes (GAAP)	291	449	424	435	333	(158)	(35.2)%	(42)	(12.6)%
Provision for loan losses (GAAP)	8	24	35	2	79	(16)	(66.7)%	(71)	(89.9)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	299	473	459	437	412	(174)	(36.8)%	(113)	(27.4)%
Other adjustments:
Securities gains, net	(12)	(7)	(6)	(2)	—	(5)	71.4%	(12)	NM
Leveraged lease termination gains, net(2)	—	(9)	—	(1)	(39)	9	(100.0)%	39	(100.0)%
Professional, legal and regulatory expenses(3)(4)	100	—	(7)	—	58	100	NM	42	72.4%
Branch consolidation and property and equipment charges	10	—	—	6	5	10	NM	5	100.0%
Gain on sale of TDRs held for sale, net	—	—	—	(35)	—	—	NM	—	NM
Total other adjustments	98	(16)	(13)	(32)	24	114	NM	74	308.3%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$397	$457	$446	$405	$436	$(60)	(13.1)%	$(39)	(8.9)%

NM - Not Meaningful

(1)
Due to the timing of the second quarter 2014 preferred stock issuance, preferred dividends in the third quarter of 2014 reflect a longer coupon period. Total third quarter 2014 preferred dividends were approximately $4 million higher than the amount expected for future quarterly coupon periods based on the current amount of preferred stock outstanding.

(2)	The majority of net leveraged lease termination gains reported during each period are offset by related income taxes.

(3)	Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(4)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Service charges on deposit accounts	$167	$181	$174	$173	$185	$(14)	(7.7)%	$(18)	(9.7)%
Card and ATM fees	86	85	84	79	80	1	1.2%	6	7.5%
Investment management and trust fee income	50	47	47	49	48	3	6.4%	2	4.2%
Insurance commissions and fees	31	31	32	30	28	—	NM	3	10.7%
Mortgage income	27	39	43	40	43	(12)	(30.8)%	(16)	(37.2)%
Bank-owned life insurance	23	20	23	19	20	3	15.0%	3	15.0%
Capital markets fee income and other (1)	20	24	16	13	29	(4)	(16.7)%	(9)	(31.0)%
Commercial credit fee income	15	16	15	15	16	(1)	(6.3)%	(1)	(6.3)%
Securities gains, net	12	7	6	2	—	5	71.4%	12	NM
Investment services fee income	10	12	11	10	8	(2)	(16.7)%	2	25.0%
Leveraged lease termination gains, net	—	9	—	1	39	(9)	(100.0)%	(39)	(100.0)%
Net revenue (loss) from affordable housing	(12)	(19)	(17)	(18)	1	7	(36.8)%	(13)	NM
Other	19	26	23	25	29	(7)	(26.9)%	(10)	(34.5)%
Total non-interest income from continuing operations	$448	$478	$457	$438	$526	$(30)	(6.3)%	$(78)	(14.8)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Production and sales	$20	$25	$26	$24	$25	$(5)	(20.0)%	$(5)	(20.0)%
Loan servicing	21	21	22	21	22	—	NM	(1)	(4.5)%
MSR and related hedge impact:
MSRs fair value increase (decrease) including payment decay	(36)	(8)	(19)	(17)	5	(28)	350.0%	(41)	NM
MSRs hedge gain (loss)	22	1	14	12	(9)	21	NM	31	(344.4)%
MSR and related hedge impact	(14)	(7)	(5)	(5)	(4)	(7)	100.0%	(10)	250.0%
Total mortgage income	$27	$39	$43	$40	$43	$(12)	(30.8)%	$(16)	(37.2)%

Mortgage production - purchased	$817	$961	$968	$662	$802	$(144)	(15.0)%	$15	1.9%
Mortgage production - refinanced	351	324	302	304	436	27	8.3%	(85)	(19.5)%
Total mortgage production(2)	$1,168	$1,285	$1,270	$966	$1,238	$(117)	(9.1)%	$(70)	(5.7)%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Investment management and trust fee income	$50	$47	$47	$49	$48	$3	6.4%	$2	4.2%
Insurance commissions and fees	31	31	32	30	28	—	NM	3	10.7%
Investment services fee income	10	12	11	10	8	(2)	(16.7)%	2	25.0%
Total wealth management income (3)	$91	$90	$90	$89	$84	$1	1.1%	$7	8.3%
_________
NM - Not Meaningful

(1)	Capital markets fee income and other primarily relates to securities underwriting and placement, loan syndications, foreign exchange and customer derivatives.

(2)	Represents total mortgage production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Service charges declined $14 million dollars in the fourth quarter of 2014 primarily driven by an $8 million reserve for customer reimbursements, as well as a $4 million reduction of fees resulting from a product discontinuation during the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

 Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Salaries and employee benefits	$456	$456	$443	$455	$464	$—	NM	$(8)	(1.7)%
Professional, legal and regulatory expenses(1)(2)	134	36	30	35	104	98	272.2%	30	28.8%
Net occupancy expense	93	92	90	93	91	1	1.1%	2	2.2%
Furniture and equipment expense	74	73	70	70	71	1	1.4%	3	4.2%
Outside services	37	32	35	27	31	5	15.6%	6	19.4%
Marketing	24	23	24	24	25	1	4.3%	(1)	(4.0)%
Deposit administrative fee	20	20	13	22	20	—	NM	—	NM
Branch consolidation and property and equipment charges	10	—	—	6	5	10	NM	5	100.0%
Provision (credit) for unfunded credit losses	—	(24)	11	—	4	24	(100.0)%	(4)	(100.0)%
Gain on sale of TDRs held for sale, net	—	—	—	(35)	—	—	NM	—	NM
Other	121	118	104	120	131	3	2.5%	(10)	(7.6)%
Total non-interest expense from continuing operations	$969	$826	$820	$817	$946	$143	17.3%	$23	2.4%
_________
NM - Not Meaningful

(1)	The fourth quarter of 2014 includes $100 million of accruals for contingent legal and regulatory items related to previously disclosed matters.

(2)
The fourth quarter of 2013 includes a non-tax deductible regulatory charge of $58 million related to previously disclosed inquiries from government authorities. The matter was settled in the second quarter of 2014 for $7 million less than originally estimated.

Selected Non-Interest Expense Variance Analysis

•	As previously announced, the Company intends to consolidate approximately 50 branches during 2015 and incurred $10 million of related expenses during the fourth quarter of 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Components:
Allowance for loan losses (ALL)	$1,103	$1,178	$1,229	$1,261	$1,341
Reserve for unfunded credit commitments	65	65	89	78	78
Allowance for credit losses (ACL)	$1,168	$1,243	$1,318	$1,339	$1,419

Provision for loan losses	$8	$24	$35	$2	$79
Provision (credit) for unfunded credit losses	—	(24)	11	—	4

Net loans charged-off:
Commercial and industrial	23	15	15	10	36
Commercial real estate mortgage—owner-occupied	11	12	11	13	27
Commercial real estate construction—owner-occupied	—	1	—	1	(1)
Total commercial	34	28	26	24	62
Commercial investor real estate mortgage	(2)	—	2	1	(2)
Commercial investor real estate construction	(1)	(1)	(2)	—	(1)
Total investor real estate	(3)	(1)	—	1	(3)
Residential first mortgage (3)	6	6	7	9	164
Home equity—first lien	5	4	3	7	8
Home equity—second lien	11	9	8	14	18
Indirect	7	6	4	7	6
Consumer credit card	8	8	8	8	8
Other consumer	15	15	11	12	15
Total consumer (3)	52	48	41	57	219
Total (3)	$83	$75	$67	$82	$278
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.28%	0.19%	0.20%	0.14%	0.48%
Commercial real estate mortgage—owner-occupied	0.54%	0.52%	0.46%	0.58%	1.13%
Commercial real estate construction—owner-occupied	(0.02)%	1.65%	0.05%	0.47%	(0.10)%
Total commercial	0.33%	0.27%	0.25%	0.25%	0.63%
Commercial investor real estate mortgage	(0.11)%	(0.03)%	0.12%	0.10%	(0.13)%
Commercial investor real estate construction	(0.32)%	(0.16)%	(0.36)%	(0.13)%	(0.44)%
Total investor real estate	(0.17)%	(0.07)%	—%	0.05%	(0.20)%
Residential first mortgage (3)	0.18%	0.22%	0.20%	0.32%	5.10%
Home equity—first lien	0.29%	0.25%	0.24%	0.44%	0.51%
Home equity—second lien	0.93%	0.73%	0.62%	1.13%	1.35%
Indirect	0.77%	0.70%	0.53%	0.85%	0.78%
Consumer credit card	3.29%	3.30%	3.53%	3.63%	3.65%
Other consumer	4.90%	4.99%	3.84%	4.14%	5.04%
Total consumer (3)	0.70%	0.67%	0.57%	0.81%	2.98%
Total (3)	0.42%	0.39%	0.35%	0.44%	1.46%
Non-accrual loans, excluding loans held for sale	$829	$837	$899	$1,070	$1,082
Non-performing loans held for sale	38	38	20	40	82
Non-accrual loans, including loans held for sale	867	875	919	1,110	1,164
Foreclosed properties	124	125	128	129	136
Non-performing assets (NPAs)	$991	$1,000	$1,047	$1,239	$1,300
Loans past due > 90 days (1)	$222	$233	$251	$257	$256
Accruing restructured loans not included in categories above (2)	$1,260	$1,319	$1,412	$1,578	$1,676
Accruing restructured loans held for sale not included in categories above (2)	$1	$1	$7	$11	$545
Credit Ratios:
ACL/Loans, net	1.51%	1.62%	1.72%	1.77%	1.90%
ALL/Loans, net	1.43%	1.54%	1.61%	1.67%	1.80%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.33x	1.41x	1.37x	1.18x	1.24x
Non-accrual loans, excluding loans held for sale/Loans, net	1.07%	1.09%	1.17%	1.41%	1.45%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.28%	1.30%	1.37%	1.63%	1.74%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.57%	1.61%	1.69%	1.97%	2.08%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(2)	See page 17 for detail of restructured loans.

(3)
Includes $151 million in residential first mortgage net charge-offs on loans transferred to loans held for sale during the fourth quarter of 2013. Excluding these net charge-offs, the adjusted net charge-off percentage for residential first mortgages for the fourth quarter of 2013 would have been 0.41% (non-GAAP). Excluding these net charge-offs, the adjusted net charge-off percentage for total consumer loans for the fourth quarter of 2013 would have been 0.93% (non-GAAP). The adjusted net charge-off percentage for all loans would have been 0.67% (non-GAAP). See page 14 for a reconciliation of these GAAP to non-GAAP net charge-off ratios.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Credit Quality (Continued)

Allowance for Credit Losses

	Year Ended December 31
($ amounts in millions)	2014	2013
Balance at beginning of year	$1,419	$2,002
Net loans charged off	(307)	(716)
Provision for loan losses	69	138
Provision (credit) for unfunded credit losses	(13)	(5)
Balance at end of year	$1,168	$1,419

Adjusted Net Charge-Offs and Ratios (non-GAAP)

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended
($ amounts in millions)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Residential first mortgage net charge-offs (GAAP)	A	$6	$6	$7	$9	$164
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$6	$6	$7	$9	$13
Total consumer net charge-offs (GAAP)	C	$52	$48	$41	$57	$219
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted total consumer net charge-offs (non-GAAP)	D	$52	$48	$41	$57	$68
Total net charge-offs (GAAP)	E	$83	$75	$67	$82	$278
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted net charge-offs (non-GAAP)	F	$83	$75	$67	$82	$127
Average residential first mortgage loans (GAAP)	G	$12,273	$12,212	$12,137	$12,127	$12,752
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average residential first mortgage loans (non-GAAP)	H	$12,273	$12,212	$12,137	$12,127	$12,826
Average total consumer loans (GAAP)	I	$28,996	$28,840	$28,687	$28,603	$29,147
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average total consumer loans (non-GAAP)	J	$28,996	$28,840	$28,687	$28,603	$29,221
Total average loans (GAAP)	K	$77,182	$76,279	$76,390	$75,139	$75,843
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted total average loans (non-GAAP)	L	$77,182	$76,279	$76,390	$75,139	$75,917
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.18%	0.22%	0.20%	0.32%	5.10%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.18%	0.22%	0.20%	0.32%	0.41%
Total consumer net charge-off percentage (GAAP)*	C/I	0.70%	0.67%	0.57%	0.81%	2.98%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.70%	0.67%	0.57%	0.81%	0.93%
Total net charge-off percentage (GAAP)*	E/K	0.42%	0.39%	0.35%	0.44%	1.46%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.42%	0.39%	0.35%	0.44%	0.67%
________
* Annualized

	Year Ended December 31
($ amounts in millions)	2014	2013	2014 vs 2013
Total net charge-offs (GAAP)	$307	$716	$(409)	(57.1)%
Less: Net charge-offs associated with transfer to loans held for sale	—	151	(151)	(100.0)%
Adjusted net charge-offs (non-GAAP)	$307	$565	$(258)	(45.7)%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
Commercial and industrial	$252	0.77%	$199	0.62%	$200	0.64%	$280	0.92%	$257	0.87%
Commercial real estate mortgage—owner-occupied	238	2.88%	278	3.20%	294	3.25%	307	3.31%	303	3.19%
Commercial real estate construction—owner-occupied	3	0.64%	2	0.56%	8	2.32%	16	4.31%	17	5.33%
Total Commercial	493	1.19%	479	1.17%	502	1.23%	603	1.50%	577	1.47%
Commercial investor real estate mortgage	123	2.64%	133	2.69%	158	3.05%	209	3.91%	238	4.47%
Commercial investor real estate construction	2	0.09%	2	0.11%	9	0.49%	8	0.51%	10	0.70%
Total Investor Real Estate	125	1.84%	135	1.98%	167	2.39%	217	3.11%	248	3.67%
Residential first mortgage	109	0.88%	117	0.96%	119	0.98%	136	1.12%	146	1.21%
Home equity	102	0.94%	106	0.97%	111	1.00%	114	1.02%	111	0.98%
Total Consumer	211	0.72%	223	0.77%	230	0.80%	250	0.87%	257	0.90%
Total Non-Accrual Loans	$829	1.07%	$837	1.09%	$899	1.17%	$1,070	1.41%	$1,082	1.45%

Criticized and Classified Loans—Commercial and Investor Real Estate

	As of
						12/31/2014		12/31/2014
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	vs. 9/30/2014		vs. 12/31/2013
Special Mention	$1,206	$1,297	$1,327	$1,067	$927	$(91)	(7.0)%	$279	30.1%
Accruing Classified Loans	875	1,074	1,055	1,094	1,263	(199)	(18.5)%	(388)	(30.7)%
Non-Accruing Classified Loans	618	614	669	820	825	4	0.7%	(207)	(25.1)%
Total	$2,699	$2,985	$3,051	$2,981	$3,015	$(286)	(9.6)%	$(316)	(10.5)%

Home Equity Lines of Credit - Future Principal Payment Resets(1)

	As of 12/31/2014
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2015	$26	0.31%	$188	2.22%	$214
2016	28	0.34%	38	0.45%	66
2017	5	0.06%	11	0.13%	16
2018	15	0.18%	25	0.29%	40
2019	116	1.37%	105	1.24%	221
2020-2024	1,475	17.42%	1,322	15.62%	2,797
2025-2029	2,418	28.56%	2,688	31.75%	5,106
Thereafter	2	0.02%	4	0.04%	6
Total	$4,085	48.26%	$4,381	51.74%	$8,466

(1)
The balance of Regions' home equity portfolio was $10,932 million at December 31, 2014 consisting of $8,466 million of home equity lines of credit and $2,466 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
Commercial and industrial	$23	0.07%	$57	0.18%	$35	0.11%	$27	0.09%	$43	0.15%
Commercial real estate mortgage—owner-occupied	34	0.41%	38	0.44%	56	0.63%	37	0.39%	56	0.59%
Commercial real estate construction—owner-occupied	1	0.13%	2	0.71%	1	0.21%	—	0.10%	—	0.06%
Total Commercial	58	0.14%	97	0.24%	92	0.23%	64	0.16%	99	0.25%
Commercial investor real estate mortgage	20	0.42%	38	0.78%	61	1.17%	75	1.41%	35	0.66%
Commercial investor real estate construction	—	—%	12	0.61%	—	0.01%	2	0.15%	5	0.32%
Total Investor Real Estate	20	0.29%	50	0.73%	61	0.87%	77	1.11%	40	0.59%
Residential first mortgage—non-guaranteed (1)	139	1.17%	142	1.20%	153	1.30%	146	1.24%	187	1.58%
Home equity	111	1.02%	115	1.05%	111	1.00%	123	1.10%	146	1.30%
Indirect	53	1.45%	47	1.33%	45	1.31%	42	1.28%	50	1.62%
Consumer credit card	13	1.32%	13	1.29%	11	1.13%	11	1.26%	13	1.38%
Other consumer	17	1.45%	18	1.52%	18	1.53%	16	1.39%	19	1.64%
Total Consumer (1)	333	1.16%	335	1.18%	338	1.19%	338	1.20%	415	1.47%
Total Accruing 30-89 Days Past Due Loans (1)	$411	0.53%	$482	0.63%	$491	0.64%	$479	0.64%	$554	0.75%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	12/31/2014		9/30/2014		6/30/2014		3/31/2014		12/31/2013
Commercial and industrial	$7	0.02%	$5	0.02%	$9	0.03%	$7	0.02%	$6	0.02%
Commercial real estate mortgage—owner-occupied	5	0.06%	6	0.07%	5	0.05%	3	0.04%	6	0.06%
Total Commercial	12	0.03%	11	0.03%	14	0.03%	10	0.03%	12	0.03%
Commercial investor real estate mortgage	3	0.06%	5	0.10%	17	0.32%	2	0.04%	6	0.10%
Total Investor Real Estate	3	0.04%	5	0.07%	17	0.24%	2	0.03%	6	0.08%
Residential first mortgage—non-guaranteed (2)	122	1.03%	131	1.10%	136	1.15%	154	1.31%	142	1.21%
Home equity	63	0.57%	66	0.60%	65	0.58%	71	0.63%	75	0.66%
Indirect	7	0.20%	6	0.18%	5	0.16%	5	0.15%	5	0.17%
Consumer credit card	12	1.21%	11	1.15%	11	1.19%	12	1.30%	12	1.28%
Other consumer	3	0.22%	3	0.26%	3	0.27%	3	0.27%	4	0.29%
Total Consumer (2)	207	0.72%	217	0.76%	220	0.78%	245	0.87%	238	0.84%
Total Accruing 90+ Days Past Due Loans (2)	$222	0.29%	$233	0.31%	$251	0.33%	$257	0.34%	$256	0.34%

Total Delinquencies (1) (2)	$633	0.82%	$715	0.94%	$742	0.97%	$736	0.98%	$810	1.09%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $24 million at 12/31/14, $21 million at 9/30/14, $19 million at 6/30/14, $16 million at 3/31/14, and $17 million at 12/31/13.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $125 million at 12/31/14, $121 million at 9/30/14, $88 million at 6/30/14, $94 million at 3/31/14, and $106 million at 12/31/13.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Current:
Commercial	$244	$278	$332	$408	$441
Investor real estate	281	304	321	441	498
Residential first mortgage	301	269	261	240	212
Home equity	320	326	332	334	332
Consumer credit card	2	2	2	2	2
Other consumer	16	17	20	22	25
Total Current	1,164	1,196	1,268	1,447	1,510
Accruing 30-89 DPD:
Commercial	7	11	23	18	27
Investor real estate	9	24	34	18	13
Residential first mortgage	55	61	61	70	95
Home equity	23	25	24	23	29
Other consumer	2	2	2	2	2
Total Accruing 30-89 DPD	96	123	144	131	166
Total Accruing and <90 DPD	1,260	1,319	1,412	1,578	1,676
Non-accrual or 90+ DPD:
Commercial	93	145	146	207	156
Investor real estate	67	70	96	145	157
Residential first mortgage	112	122	130	147	156
Home equity	25	25	27	29	30
Total Non-accrual or 90+DPD	297	362	399	528	499
Total TDRs - Loans	$1,557	$1,681	$1,811	$2,106	$2,175

TDRs - Held For Sale (1)	29	13	16	38	579
Total TDRs	$1,586	$1,694	$1,827	$2,144	$2,754

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total Commercial TDRs	$344	$434	$501	$633	$624
Total Investor Real Estate TDRs	357	398	451	604	668
Total Consumer TDRs	856	849	859	869	883
Total TDRs - Loans	$1,557	$1,681	$1,811	$2,106	$2,175

(1)
The majority of TDRs held for sale at December 31, 2013 were comprised of residential first mortgage loans transfered during the fourth quarter of 2013 and subsequently sold in the first quarter of 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures—Continuing Operations
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, and Adjusted Non-Interest Income/Expense
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13
Non-interest expense (GAAP)		$969	$826	$820	$817	$946	$143	17.3%	$23	2.4%
Adjustments:
Professional, legal and regulatory expenses(1)(2)		(100)	—	7	—	(58)	(100)	NM	(42)	72.4%
Branch consolidation and property and equipment charges		(10)	—	—	(6)	(5)	(10)	NM	(5)	100.0%
Gain on sale of TDRs held for sale, net		—	—	—	35	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	A	$859	$826	$827	$846	$883	$33	4.0%	$(24)	(2.7)%
Net interest income (GAAP)		$820	$821	$822	$816	$832	$(1)	(0.1)%	$(12)	(1.4)%
Taxable-equivalent adjustment		17	16	15	15	14	1	6.3%	3	21.4%
Net interest income, taxable-equivalent basis	B	$837	$837	$837	$831	$846	$—	NM	$(9)	(1.1)%
Non-interest income (GAAP)	C	$448	$478	$457	$438	$526	$(30)	(6.3)%	$(78)	(14.8)%
Adjustments:
Securities gains, net		(12)	(7)	(6)	(2)	—	(5)	71.4%	(12)	NM
Leveraged lease termination gains, net		—	(9)	—	(1)	(39)	9	(100.0)%	39	(100.0)%
Adjusted non-interest income (non-GAAP)	D	$436	$462	$451	$435	$487	$(26)	(5.6)%	$(51)	(10.5)%
Total revenue, taxable-equivalent basis	B+C	$1,285	$1,315	$1,294	$1,269	$1,372	$(30)	(2.3)%	$(87)	(6.3)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,273	$1,299	$1,288	$1,266	$1,333	$(26)	(2.0)%	$(60)	(4.5)%
Adjusted efficiency ratio (non-GAAP)	A/E	67.5%	63.6%	64.2%	66.9%	66.3%
Adjusted fee income ratio (non-GAAP)	D/E	34.3%	35.6%	35.0%	34.4%	36.5%

		Year Ended December 31
($ amounts in millions)		2014	2013	2014 vs. 2013
Non-interest expense (GAAP)		$3,432	$3,556	$(124)	(3.5)%
Adjustments:
Professional, legal and regulatory expenses(1)(2)		(93)	(58)	(35)	60.3%
Branch consolidation and property and equipment charges		(16)	(5)	(11)	220.0%
Gain on sale of TDRs held for sale, net		35	—	35	NM
Loss on early extinguishment of debt		—	(61)	61	(100.0)%
Adjusted non-interest expense (non-GAAP)	F	$3,358	$3,432	$(74)	(2.2)%
Net interest income (GAAP)		$3,279	$3,262	$17	0.5%
Taxable-equivalent adjustment		63	54	9	16.7%
Net interest income, taxable-equivalent basis	G	$3,342	$3,316	$26	0.8%
Non-interest income (GAAP)	H	$1,821	$2,019	$(198)	(9.8)%
Adjustments:
Securities gains, net		(27)	(26)	(1)	3.8%
Leveraged lease termination gains, net		(10)	(39)	29	(74.4)%
Gain on sale of other assets (3)		—	(24)	24	(100.0)%
Adjusted non-interest income (non-GAAP)	I	$1,784	$1,930	$(146)	(7.6)%
Total revenue, taxable-equivalent basis	G+H	$5,163	$5,335	$(172)	(3.2)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	G+I=J	$5,126	$5,246	$(120)	(2.3)%
Adjusted efficiency ratio (non-GAAP)	F/J	65.5%	65.4%
Adjusted fee income ratio (non-GAAP)	I/J	34.8%	36.8%
________
NM - Not Meaningful

(1)	Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(2)
Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated.

(3)	Gain on sale on a non-core portion of a Wealth Management business.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures
Return Ratios, Tangible Common Ratios, Capital
The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), Tier 1 capital (regulatory) and “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company’s Comprehensive Capital Analysis and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measures. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), these measures are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.
Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

The following tables also provide calculations of "Common equity Tier 1" (CET1), based on Regions’ current understanding of the Final Basel III requirements. In December 2010, the Basel Committee on Banking Supervision (the “Basel Committee”) released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Net income available to common shareholders (GAAP)	A	$195	$305	$292	$311	$219
Average stockholders’ equity (GAAP)		$17,194	$17,049	$16,680	$16,002	$15,504
Less:
Average intangible assets (GAAP)		5,097	5,105	5,104	5,107	5,118
Average deferred tax liability related to intangibles (GAAP)		(176)	(182)	(184)	(187)	(189)
Average preferred stock (GAAP)		886	903	779	444	452
Average tangible common stockholders’ equity (non-GAAP)	B	$11,387	$11,223	$10,981	$10,638	$10,123
Return on average tangible common stockholders’ equity (non-GAAP)(1)	A/B	6.78%	10.78%	10.68%	11.84%	8.58%
TANGIBLE COMMON RATIOS—CONSOLIDATED
Stockholders’ equity (GAAP)		$16,989	$17,160	$17,029	$16,132	$15,768
Less:
Preferred stock (GAAP)		884	900	920	442	450
Intangible assets (GAAP)		5,091	5,103	5,097	5,110	5,111
Deferred tax liability related to intangibles (GAAP)		(172)	(181)	(183)	(186)	(188)
Tangible common stockholders’ equity (non-GAAP)	C	$11,186	$11,338	$11,195	$10,766	$10,395
Total assets (GAAP)		$119,679	$119,226	$118,719	$117,933	$117,396
Less:
Intangible assets (GAAP)		5,091	5,103	5,097	5,110	5,111
Deferred tax liability related to intangibles (GAAP)		(172)	(181)	(183)	(186)	(188)
Tangible assets (non-GAAP)	D	$114,760	$114,304	$113,805	$113,009	$112,473
Shares outstanding—end of quarter	E	1,354	1,379	1,378	1,378	1,378
Tangible common stockholders’ equity to tangible assets (non-GAAP)	C/D	9.75%	9.92%	9.84%	9.53%	9.24%
Tangible common book value per share (non-GAAP)	C/E	$8.26	$8.23	$8.12	$7.81	$7.54

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures
Return Ratios, Tangible Common Ratios, Capital (Continued)

		As of and for Quarter Ended
($ amounts in millions)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
TIER 1 COMMON RISK-BASED RATIO(2) —CONSOLIDATED
Stockholders’ equity (GAAP)		$16,989	$17,160	$17,029	$16,132	$15,768
Accumulated other comprehensive (income) loss		238	174	52	229	319
Non-qualifying goodwill and intangibles		(4,809)	(4,808)	(4,797)	(4,804)	(4,798)
Disallowed servicing assets		(27)	(29)	(28)	(29)	(31)
Tier 1 capital (regulatory)		$12,391	$12,497	$12,256	$11,528	$11,258
Preferred stock (GAAP)		(884)	(900)	(920)	(442)	(450)
Tier 1 common equity (non-GAAP)	F	$11,507	$11,597	$11,336	$11,086	$10,808
Risk-weighted assets (regulatory)	G	$98,974	$98,381	$98,098	$97,418	$96,416
Tier 1 common risk-based ratio (non-GAAP)	F/G	11.6%	11.8%	11.6%	11.4%	11.2%
BASEL III COMMON EQUITY TIER 1 RATIO (2)
Stockholder's equity (GAAP)		$16,989	$17,160	$17,029	$16,132	$15,768
Non-qualifying goodwill and intangibles (3)		(4,906)	(4,918)	(4,911)	(4,923)	(4,922)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		116	36	(100)	61	130
Preferred stock (GAAP)		(884)	(900)	(920)	(442)	(450)
Basel III common equity Tier 1 (non-GAAP)	H	$11,315	$11,378	$11,098	$10,828	$10,526
Basel III risk-weighted assets (non-GAAP)(4)	I	$101,997	$101,390	$100,968	$100,566	$99,483
Basel III common equity Tier 1 ratio (non-GAAP)	H/I	11.1%	11.2%	11.0%	10.8%	10.6%

(1)	Annualized

(2)	Current quarter amounts and the resulting ratio are estimated.

(3)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.

(4)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Non-interest income:
Insurance proceeds	$—	$19	$—	$—	$—
Total non-interest income	—	19	—	—	—
Non-interest expense:
Professional and legal expenses	5	14	(3)	(19)	24
Other	—	—	1	—	1
Total non-interest expense	5	14	(2)	(19)	25
Income (loss) from discontinued operations before income tax	(5)	5	2	19	(25)
Income tax expense (benefit)	(2)	2	1	7	(11)
Income (loss) from discontinued operations, net of tax	$(3)	$3	$1	$12	$(14)
Weighted-average shares outstanding—during quarter (1):
Basic	1,365	1,378	1,378	1,378	1,378
Diluted	1,365	1,389	1,390	1,390	1,378
Earnings (loss) per common share from discontinued operations:
Basic	$(0.00)	$0.00	$0.00	$0.01	$(0.01)
Diluted	$(0.00)	$0.00	$0.00	$0.01	$(0.01)

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2014 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth.

•	Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook.

•	Possible changes in market interest rates.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments.

•	Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner.

•	Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies.

•
Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments.

•
Our ability to comply with applicable capital and liquidity requirements (including finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms.

•
The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party.

•	Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, litigation, legislation, or other governmental action.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks.

•	The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage.

•	Our ability to keep pace with technological changes.

•	Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft.

•	Possible downgrades in our credit ratings or outlook.

•	The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally.

•	The effects of the failure of any component of our business infrastructure which is provided by a third party.

•	Our ability to receive dividends from our subsidiaries.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.